Exhibit 10.4

Robert J. and Carol M Pallé

21 Desai Court

Freehold, NJ 07728

November 13, 2015

Blonder Tongue Laboratories, Inc.

One Jake Brown Road

Old Bridge, NJ 08857

Re:	Commitment to Invest in Subordinated Debt

Ladies and Gentlemen:

Subject to the terms and conditions hereof, Robert J. and Carol M Pallé, jointly and severally (collectively, “Junior Lender”) hereby confirm their commitment to provide Blonder Tongue Laboratories, Inc. (the “Company”) and R.L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company (“Drake” and, collectively with the Company, “Borrower”) with senior secured, subordinated, convertible debt financing in an aggregate principal amount of at least six hundred thousand dollars ($600,000.00) (the “Debt”). The Debt will include the following components, subject to the parties mutually agreeing to vary such terms:

Revolver

Term/Amortization: Three (3) years from Closing.

Interest: 12% per annum, PIK or pay, as determined each month by the Company.

Term Loan

Term/Amortization: Three (3) years from Closing.

Non-amortizing bullet payable at maturity.

Interest: 12% per annum, PIK, subject to increase by 500 bps if the Company is not successful in obtaining stockholder approval of convertibility of all principal of the Term Loan following Junior Lender’s request to do so, with such additional interest being current pay and not PIK.

Subject to the approval of the Company’s Senior Lender, Junior Lender will receive a (i) first lien on specified Company assets agreed to by the Senior Lender, (ii) second lien on all other assets of Borrower and all subsidiaries upon which a lien may be perfected by filing a Form UCC-1 and (iii) second mortgage on the Old Bridge, New Jersey property of the Company.

At the option of Junior Lender, the principal balance of the Term Loan (including all accreted principal on account of PIK interest from the Term Loan) will be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) up to an amount that is below the “change in control” threshold amount under Section 713(b) of the NYSE MKT Rules, at any time prior to maturity at an exercise price per share equal to the greater of (a) 110% of the average closing price of the Common Stock on the NYSE MKT during the ten trading days ending on the earlier of (i) the business day immediately preceding the date the Junior Lender’s commitment to provide the Debt financing pursuant to this commitment letter (this “Letter”) is publicly announced and (ii) the business day immediately preceding the date of Closing (as defined below), and (b) fifty cents ($0.50). At the request of Junior Lender, the Company will seek stockholder approval with respect to convertibility of the remaining Term Loan principal in excess of the NYSE MKT Rule 713(b) threshold. Revolver principal will also be convertible into Common Stock on the same basis as the Term Loan if Borrower has not repaid the Revolver in full within the three (3) year term. At any time that the Common Stock has achieved and maintained an average trading price equal to 200% of the conversion price for a period of 60 days, the Company can provide Junior Lender with a notice of conversion, following receipt of which the Junior Lender must exercise its conversion rights within 20 business days or they will expire.

The closing of the transactions contemplated hereunder shall take place remotely via the exchange of documents, signatures and funding of any portion of the Debt by Junior Lender requested by the Company, on such date and at such time following satisfaction of the conditions to closing set forth below as is determined by the Company in its sole discretion (the “Closing”). At the Closing, the Company shall deliver to Junior Lender an executed senior secured, subordinated, convertible note (the “Note”) representing the Company’s obligations to Junior Lender as described herein.

The obligations of the parties to consummate the transactions contemplated by this letter are subject to the conditions stated in this Letter, including, without limitation:

(a)	satisfactory completion of due diligence performed by each party as to the other before the Closing;
(b)	the negotiation, execution, approval and acceptance by the parties of a Note, Subordination agreement between Junior Lender and Senior Lender, and any other documentation or agreements, in mutually acceptable form, which may be required or appropriate to effectuate the transactions contemplated hereby.
(c)	the transactions contemplated hereby complying with all applicable securities laws and the rules of NYSE MKT; and
(d)	satisfactory amendment of the Company’s existing credit facility with its Senior Lender including, without limitation, modifying the financial covenants, extending the maturity date and reaching such other accommodations with the Senior Lender as are deemed reasonably necessary by the parties.

The parties will use commercially reasonable efforts to finalize and sign the Note and related transaction documents, satisfy the other conditions precedent set forth herein and conduct the Closing of the transaction as soon as reasonably practicable.

(Signature Page Follows)

If the foregoing Letter is acceptable, please return an executed copy to our attention.

Sincerely,

/s/ Robert J. Pallé
Robert J. Pallé

/s/ Carol M. Pallé
Carol M. Pallé

AGREED AND ACKNOWLEDGED:

BLONDER TONGUE LABORATORIES, INC.

By:/s/ Eric Skolnik

Eric Skolnik

Senior Vice President

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